EXHIBIT 99.1

    Zhone Technologies Reports Third Quarter 2007 Financial Results

    OAKLAND, Calif.--(BUSINESS WIRE)--Oct. 18, 2007--Zhone
Technologies, Inc. (NASDAQ:ZHNE), a global provider of advanced communications equipment and a leader in VoIP, IPTV, and Ethernet over copper and fiber access lines, today reported its financial results for the third quarter ended September 30, 2007.

    Revenue for the third quarter of 2007 was $41.6 million compared with $44.1 million for the second quarter of 2007 and $43.1 million for the third quarter of 2006. Net loss for the third quarter of 2007, calculated in accordance with generally accepted accounting principles ("GAAP"), was $1.5 million or $0.01 per share compared with a net loss of $4.6 million or $0.03 per share for the second quarter of 2007, and a net loss of $121.0 million or $0.81 per share for the third quarter of 2006. Pro forma earnings before stock-based compensation, gain on sale of patents, interest, taxes, impairment, depreciation and amortization ("EBITDA") was a $4.9 million loss for the third quarter of 2007, compared to a pro forma EBITDA loss of $2.9 million for the second quarter of 2007, and pro forma EBITDA loss of $5.1 million for the third quarter of 2006.

    "As expected, revenues declined due to the divestiture of one of our legacy product lines and the seasonally slow international market," said Mory Ejabat, chairman and chief executive officer of Zhone Technologies, Inc. "Despite this decline, we are encouraged by the long-term prospects of our business as evidenced by significant new customer wins and continued interest in our next generation technologies."

    Zhone will hold a conference call and audio webcast today, October 18, 2007, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2007 results. This call is open to the public by dialing +1 (800) 573-4842 for U.S. callers and +1 (617) 224-4327 for international callers and then entering passcode 35985942. The audio webcast will be simultaneously available on the Investor Relations section of Zhone's website at http://www.zhone.com/about/investors/.

    A replay of the conference call will be available for approximately one week following the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 50468408. An audio webcast replay will also be available online at http://www.zhone.com/about/investors/ for approximately one week following the original call.

    Non-GAAP Financial Measures

    To supplement Zhone's consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company's operational performance, including the company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

    About Zhone Technologies, Inc.

    Zhone Technologies, Inc. (NASDAQ:ZHNE) is a provider of advanced communications equipment to more than 600 operators worldwide. The company's broad line of access and transport networking solutions enables the full range of multi-play services, including residential and business broadband, VoIP, IPTV, and Ethernet. Zhone's converged access platform improves network agility and reduces costs, allowing operators to rapidly deploy premium services on their existing copper and fiber infrastructure while providing a seamless migration path to an efficient, all-IP network. www.zhone.com

    Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change without notice.
Copyright (C) 2007 Zhone Technologies, Inc. All rights reserved.



                       ZHONE TECHNOLOGIES, INC.
      Unaudited Condensed Consolidated Statements of Operations
                (In thousands, except per share data)

                         Three Months Ended        Nine Months Ended
                   ------------------------------ --------------------
                   Sept. 30, June 30,  Sept. 30,  Sept. 30, Sept. 30,
                     2007      2007       2006      2007       2006
                   ---------------------------------------------------

Net revenue        $ 41,604  $ 44,085  $  43,138  $128,835  $ 150,038
Cost of revenue      29,066    29,028     27,848    85,581    102,643
Stock-based
 compensation            67        81        181       268        737
                   ---------------------------------------------------
Gross profit         12,471    14,976     15,109    42,986     46,658
                   ---------------------------------------------------
Operating
 expenses:
 Research and
  product
  development (1)     8,154     8,528      9,042    25,338     27,471
 Sales and
  marketing (1)       8,446     8,068      9,308    25,141     29,582
 General and
  administrative
  (1)                 2,260     2,783      3,930     7,868     11,068
 Gain on sale of
  patents            (5,000)        -          -    (5,000)         -
 Amortization and
  impairment of
  intangible
  assets                  -         -    113,973         -    116,430
                   ---------------------------------------------------
   Total operating
    expenses         13,860    19,379    136,253    53,347    184,551
                   ---------------------------------------------------
   Operating loss    (1,389)   (4,403)  (121,144)  (10,361)  (137,893)
Other
 income/(expense),
 net                    (16)      (26)       134      (221)        41
                   ---------------------------------------------------
   Loss before
    income taxes     (1,405)   (4,429)  (121,010)  (10,582)  (137,852)
Income tax
 provision              125       125         22       288        184
                   ---------------------------------------------------
   Net loss        $ (1,530) $ (4,554) $(121,032) $(10,870) $(138,036)
                   ===================================================
Basic and diluted
 net loss per
 share             $  (0.01) $  (0.03) $   (0.81) $  (0.07) $   (0.93)
Weighted average
 shares
 outstanding used
 to compute basic
 and diluted net
 loss per share     149,715   149,533    148,905   149,512    148,589

(1) Amounts include stock-
 based compensation costs as
 follows:
   Research and
    product
    development         179       184        370       625      1,299
   Sales and
    marketing           154       147        310       512      1,086
   General and
    administrative      308       360        457     1,057      1,103
                   ---------------------------------------------------
                        641       691      1,137     2,194      3,488

GAAP net loss      $ (1,530) $ (4,554) $(121,032) $(10,870) $(138,036)
Stock-based
 compensation           708       772      1,318     2,462      4,225
Interest
 (income)/expense,
 net                     38        77        (87)      282        147
Income taxes            125       125         22       288        184
Depreciation            716       672        692     2,044      1,957
Gain on sale of
 patents             (5,000)                        (5,000)
Amortization and
 impairment of
 intangible assets        -         -    113,973         -    116,430
                   ---------------------------------------------------
Non-GAAP pro forma
 EBITDA            $ (4,943) $ (2,908) $  (5,114) $(10,794) $ (15,093)
                   ===================================================

Revenue by product
 line:
   SLMS              29,227    31,657     23,608    91,105     92,035
   Legacy, service
    and other        12,377    12,428     19,530    37,730     58,003
                   ---------------------------------------------------
                     41,604    44,085     43,138   128,835    150,038




              ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES
           Unaudited Condensed Consolidated Balance Sheets
                            (In thousands)

                                                   September December
                                                      30,       31,
                                                     2007      2006
                                                   -------------------

                      Assets
Current assets:
    Cash, cash equivalents and short-term
     investments                                     $50,392   $64,310
    Accounts receivable                               35,642    31,828
    Inventories                                       42,739    45,036
    Prepaid expenses and other current assets          3,853     3,852
                                                   -------------------
      Total current assets                           132,626   145,026
Property and equipment, net                           21,220    23,704
Goodwill                                              70,401    70,737
Restricted cash                                          183       636
Other assets                                              85        79
                                                   -------------------
      Total assets                                  $224,515  $240,182
                                                   ===================
       Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                 $20,281   $18,893
    Line of credit                                    15,000    14,500
    Current portion of long-term debt                    279     7,673
    Accrued and other liabilities                     19,342    20,088
                                                   -------------------
      Total current liabilities                       54,902    61,154
    Long-term debt, less current portion              19,192    19,376
    Other long-term liabilities                          255     2,048
                                                   -------------------
      Total liabilities                               74,349    82,578
                                                   -------------------
Stockholders' equity:
    Common stock                                         150       149
    Additional paid-in capital                     1,061,284 1,058,317
    Other stockholders' equity                           562        98
    Accumulated deficit                            (911,830) (900,960)
                                                   -------------------
      Total stockholders' equity                     150,166   157,604
                                                   -------------------
      Total liabilities and stockholders' equity    $224,515  $240,182
                                                   ===================



    CONTACT: for Zhone Technologies
             Susie Choy, +1 510-777-7013 (Investors)
             Fax: +1 510-777-7001
             investor-relations@zhone.com
             Tracy Oliver, +1 510-777-7020 (Public Relations)
             Fax: +1 510-777-7001
             public-relations@zhone.com